                                                                    Exhibit 10.3

                        SECOND AMENDMENT, dated as of February 20, 2002 (this
                  "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of February 3, 1998, as amended and restated as of September 22, 1999 and September 14, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TRITON PCS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), TRITON PCS HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("Holdings"), the several banks and other financial institutions and entities from time to time parties thereto (the "Lenders"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (the "Administrative Agent") for the Lenders.

            WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrower;

            WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested to borrow Incremental Term Loans in the form of Tranche E Term Loans (as defined below); and

            WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

            2. Amendments to the Credit Agreement.

            (a) Section 1.01 of the Credit Agreement is hereby amended by:

            (i) deleting "A-1" from clause (e) of the definition of "Permitted Investments" and substituting therefor "A2".

            (ii) deleting the definition of "Revolving Maturity Date" and substituting the following therefor:

                  "'Revolving Maturity Date' means May 4, 2006."

            (iii) inserting "or (g)" after "Section 6.06(c)" in the definition of "Service Regions".

            (iv) deleting the definition of "Tranche A Maturity Date" and substituting the following therefor:

                  "'Tranche A Maturity Date' means May 4, 2006."

            (v) deleting the definition of "Tranche B Maturity Date" and substituting the following therefor:

                  "'Tranche B Maturity Date' means February 4, 2007."

            (vi) deleting the definition of "Tranche C Maturity Date" and substituting the following therefor:

                  "'Tranche C Maturity Date' means May 4, 2006."

            (vii) deleting the definition of "Tranche D Maturity Date" and substituting the following therefor:

                  "'Tranche D Maturity Date' means May 4, 2006."

            (b) Section 6.05(i) of the Credit Agreement is hereby amended by deleting "$100,000,000" therein and substituting therefor "$200,000,000".

            (c) Section 6.05(k) of the Credit Agreement is hereby amended by deleting "$2,000,000" therein and substituting therefor "$7,500,000".

            (d) Section 6.05(n) of the Credit Agreement is hereby amended by deleting "$100,000,000" therein and substituting therefor "$200,000,000".

            (e) Section 6.06 of the Credit Agreement is hereby amended by deleting "and (e)" in the final proviso therein and substituting therefor ", (e) and (g)".

            (f) Section 6.12(c) of the Credit Agreement is hereby amended by deleting the amount "$100,000,000" in the last period therein and substituting therefor "$200,000,000".

            (g) Section 6.12(1) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(1) Fixed Charges Ratio. Holdings and the Borrower will not permit the ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below plus the amount of cash and cash equivalents in excess of $50,000,000 on the last day of such period to (ii) Fixed Charges for such period to be less than the ratio set forth opposite such Test Period:

                  Test Period                                        Ratio
                  -----------                                        -----
                  December 31, 2002 - June 30, 2003                  1.00 to 1

                  September 30, 2003 and thereafter                  1.10 to 1"

            (h) Section 2.19 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "SECTION 2.19. Incremental Term Loans. On or prior to February
            2, 2003, the Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request the addition of a new tranche of term loans (the "Incremental Term Loans"); provided, however, that both at the time of any such request and after giving effect to any such Incremental Term Loans, no Default shall exist and the Borrower shall be in Pro Forma Compliance with each financial covenant. The Incremental Term Loans shall (i) be in an aggregate principal amount not in excess of $150,000,000, (ii) rank pari passu in right of payment and of security with the other Loans, (iii) have an average weighted life equal to or longer than the Tranche A Term Loans, Tranche C Term Loans, Tranche D Term Loans and the Tranche E Term Loans, (iv) be drawn on or prior to February 2, 2003,

                  (v) have such pricing as may be agreed by the Borrower and the
            Persons providing such Incremental Term Loans and (vi) otherwise be treated hereunder no more favorably than the Tranche A Term Loans, the Tranche C Term Loans, the Tranche D Term Loans and the Tranche E Term Loans. Such notice shall set forth the requested amount of Incremental Term Loans, and shall offer each Lender the opportunity to offer a commitment (the "Incremental Commitment") to provide Incremental Term Loans by giving written notice of such offered commitment to the Administrative Agent and the Borrower within a time period (the "Offer Period") to be specified in the Borrower's notice; provided, however, that no existing Lender will be obligated to subscribe for any portion of such commitments. In the event that, at the expiration of the Offer Period, Lenders shall have provided commitments in an aggregate amount less than the total amount of the Incremental Term Loans requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Additional Lender") to extend commitments to provide Incremental Term Loans in an aggregate amount equal to the unsubscribed amount; provided that each Additional Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld); and provided further that the Additional Lenders shall be offered the opportunity to provide the Incremental Term Loans only on terms previously offered to the existing Lenders pursuant to the immediately preceding sentence. Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an Incremental Facility Amendment executed by each of the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof and, if different, on the date on which the Incremental Term Loans are made, of each of the conditions set forth in Section 4.02."

            (i) Upon satisfaction of the conditions set forth in Section 6, the amendments to the Credit Agreement relating to the Tranche E Term Loans (as defined below) set forth in Exhibit A attached hereto shall become effective.

            (j) Schedule 2.01 of the Credit Agreement is hereby amended as set forth in Exhibit B attached hereto.

            3. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

            4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof:

            (a) No Default or Event of Default has occurred and is continuing.

            (b) The execution, delivery and performance by each of the Borrower and Holdings of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of each of the Borrower and Holdings, enforceable against each in accordance with its terms, subject only to the operation of the Bankruptcy Code and other similar statutes for the benefit of debtors generally and to the application of general equitable principles.

            (c) All representations and warranties of the Borrower and Holdings contained in the Credit Agreement (other than representations or warranties expressly made only on and as of the Effective Date or as of some other specified date) are true and correct in all material respects as of the date hereof.

            5. Effectiveness. This Amendment (other than the amendments set forth in Exhibit A attached hereto) shall become effective as of the date first written above on the date (the "Closing Date") on which the following conditions precedent are satisfied:

            (a) The Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower, Holdings, and the Required Lenders;

            (b) The Borrower shall have paid to the Administrative Agent, for the accounts of the Lenders entitled thereto a fee (the "Amendment Fee") in an amount equal to 0.075% of the outstanding Loans and unused Commitments of each Lender (other than Tranche E Lenders in their capacity as such) that executes and delivers to the Administrative Agent (or its counsel) a signature page to this Amendment no later than 5:00 P.M., New York City time on February 20, 2002. The Amendment Fee shall be payable on the Closing Date in immediately available funds. Once paid, the Amendment Fee shall not be refundable under any circumstances; and

            (c) The Borrower shall have paid all reasonable out-of-pocket expenses of the Administrative Agent subject to reimbursement or payment pursuant to Section 9.03 of the Credit Agreement or Section 7 hereof, in each case to the extent invoiced prior to the date of effectiveness hereof.

            6. Effectiveness of Exhibit A. The amendments set forth in Exhibit A shall become effective as of the date first written above on the date (the "Exhibit A Closing Date") on which the following conditions precedent are satisfied:

            (a) The Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower, Holdings, and the Tranche E Lenders;

            (b) The Administrative Agent shall have received such opinions and certificates from the Borrower and Holdings as it may reasonably request in form reasonably satisfactory to its counsel;

            (c) The Borrower shall have paid to the Administrative Agent, for the account of each Tranche E Lender participation fees (the "Participation Fees") in the amounts heretofore agreed upon with J.P. Morgan Securities Inc. The Participation Fees shall be payable on the Exhibit A Closing Date in immediately available funds. Once paid, the Participation Fees shall not be refundable under any circumstances; and

            (d) All conditions precedent to the effectiveness of this Amendment set forth in Section 5 above shall have been satisfied.

            7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

            8. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                            TRITON PCS, INC.,

                                            by /s/ Daniel E. Hopkins
                                               ---------------------------------
                                               Name:  Daniel E. Hopkins
                                               Title: SVP & Treasurer


                                            TRITON PCS HOLDINGS, INC.,

                                            by /s/ Daniel E. Hopkins
                                               ---------------------------------
                                               Name:  Daniel E. Hopkins
                                               Title: SVP & Treasurer


                                            JPMORGAN CHASE BANK,
                                            individually and as Administrative
                                            Agent,

                                            by /s/ Tracey Navin Ewing
                                               ---------------------------------
                                               Name:  Tracey Navin Ewing
                                               Title: Vice President

                                            NATIONAL CITY BANK, as a Lender,

                                             by /s/ Michael Grimes
                                                --------------------------------
                                                Name:  Michael Grimes
                                                Title: SVP


                                            BALANCED HIGH YIELD FUND I, LTD.,
                                            as a Lender,

                                            by /s/ Michael J. Campbell
                                               ---------------------------------
                                               Name:  Michael J. Campbell
                                               Title: Managing Director


                                            CREDIT LYONNAIS NEW YORK BRANCH,
                                            as a Lender,

                                            by /s/ Patrick McCarthy
                                               ---------------------------------
                                               Name: Patrick McCarthy
                                               Title: Vice President


                                            KZH SHOSHONE LLC, as a Lender,

                                            by /s/ Susan Lee
                                               ---------------------------------
                                               Name:  Susan Lee
                                               Title: Authorized Agent


                                            NOMURA BOND AND LOAN FUND,
                                            as a Lender,

                                            By: UFJ Trust Company of New York
                                                as Trustee
                                            By: Nomura Corporate Research and
                                                Asset Management Inc.
                                                Attorney in Fact

                                            by /s/ Rick Stewart
                                               ---------------------------------
                                               Name:  Rick Stewart
                                               Title: Director

                                           CLYDESDALE CLO 2001-1, LTD.,
                                           as a Lender,

                                           By: Nomura Corporate Research and
                                               Asset Management Inc.
                                               as Collateral Manager

                                           by /s/ Rick Stewart
                                              ----------------------------------
                                              Name:  Rick Stewart
                                              Title: Director


                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as a Lender,

                                           by /s/ Brian Ward
                                              ----------------------------------
                                              Name:  Brian Ward
                                              Title: Manager - Operations


                                            UNION BANK OF CALIFORNIA, N.A.,
                                            as a Lender,

                                            by /s/ Stender E. Sweeney II
                                               ---------------------------------
                                               Name:  Stender E. Sweeney II
                                               Title: Vice President


                                            FIDELITY ADVISOR SERIES II:
                                            FIDELITY ADVISOR FLOATING RATE
                                            HIGH INCOME FUND, as a Lender,

                                            by /s/ John H. Costello
                                               ---------------------------------
                                               Name:  John H. Costello
                                               Title: Assistant Treasurer


                                            SUNTRUST BANK, as a Lender,

                                            by /s/ J. Eric Millham
                                               ---------------------------------
                                               Name:  J. Eric Millham
                                               Title: Director

                                           SUNTRUST BANK, as a Tranche E Lender,

                                           by /s/ J. Eric Millham
                                              ----------------------------------
                                              Name:  J. Eric Millham
                                              Title: Director


                                           TORONTO DOMINION (TEXAS), INC.,
                                           as a Lender,

                                           by /s/ Debbie A. Greene
                                              ----------------------------------
                                              Name:  Debbie A. Greene
                                              Title: Vice President


                                           GOLDMAN SACHS CREDIT PARTNERS LP,
                                           as a Lender,

                                           by /s/ Robert S. Fanelli
                                              ----------------------------------
                                              Name:  Robert S. Fanelli
                                              Title: Authorized Signatory


                                           BAVARIA TRR CORPORATION, as a Lender,

                                           by /s/ Mary L. Brady
                                              ----------------------------------
                                              Name:   Mary L. Brady
                                              Title:  Vice President


                                           ELC (CAYMAN) LTD. 1999-II,
                                           as a Lender,

                                           by /s/ Adrienne Musgnug
                                              ----------------------------------
                                              Name:  Adrienne Musgnug
                                              Title: Director

                                           FORTIS CAPITAL CORP., as a Lender,

                                           by /s/ John W. Benton
                                              ----------------------------------
                                              Name:  John W. Benton
                                              Title: President

                                           by /s/ Colm Kelly
                                              ----------------------------------
                                              Name:  Colm Kelly
                                              Title: Assistant Vice President


                                           BANK OF TOKYO-MITSUBISHI TRUST
                                           COMPANY, as a Lender,

                                           by /s/ Anna M. Bezdenezhnykh Guiller
                                              ---------------------------------
                                              Name:  Anna M. Bezdenezhnykh
                                                     Guiller
                                              Title: Assistant Vice President


                                           COOPERATIEVE CENTRALE
                                           RAIFFEISEN-BOERENLEEN BANK B.A.,
                                           "RABOBANK NEDERLAND", NEW YORK
                                           BRANCH, as a Lender,

                                           by /s/ Douglas W. Zylstra
                                              ----------------------------------
                                              Name:  Douglas W. Zylstra
                                              Title: Senior Vice President

                                           by /s/ Robert S. Bucklin
                                              ----------------------------------
                                              Name:  Robert S. Bucklin
                                              Title: Chief Corporate Banking
                                                     Officer


                                           CIBC INC., as a Lender,

                                           by /s/ Laura J. Horn
                                              ----------------------------------
                                              Name:  Laura J. Horn
                                              Title: Executive Director
                                                     CIBC World Markets Corp.
                                                     As Agent

                                           NIB CAPITAL BANK, N.V., as a Lender,

                                           by /s/ Bart-Jan Volbeda
                                              ----------------------------------
                                              Name:  Bart-Jan Volbeda
                                              Title:

                                           by /s/ H.I.J. van Adriceibm
                                              ----------------------------------
                                              Name:  H.I.J. van Adriceibm
                                              Title:


                                           U.S. BANK NATIONAL ASSOCIATION,
                                           as a Lender,

                                           by /s/ Thomas G. Gunder
                                              ----------------------------------
                                              Name:  Thomas G. Gunder
                                              Title: Vice President


                                           ABN AMRO BANK N.V., as a Lender,

                                           by /s/ David C. Carrington
                                              ----------------------------------
                                              Name:  David C Carrington
                                              Title: Group Vice President

                                           by /s/ Jordan R. Gerhard
                                              ----------------------------------
                                              Name:  Jordan R. Gerhard
                                              Title: Corporate Banking Officer


                                           INNER HARBOR CBO 2001-1 LTD.,
                                           as a Lender,

                                           T. Rowe Price Associates, Inc.
                                           as Collateral Manager

                                           by /s/ Kim Z. Golden
                                              ----------------------------------
                                              Name:  Kim Z. Golden
                                              Title: Vice President

                                           FIRST UNION NATIONAL BANK,
                                           as a Lender,

                                           by /s/ Brand Hosford
                                              ----------------------------------
                                              Name:  Brand Hosford
                                              Title: Vice President


                                           COBANK, as a Lender,

                                           by /s/ Christopher J. Motl
                                              ----------------------------------
                                              Name:  Christopher J. Motl
                                              Title: V.P.

                                                                       EXHIBIT A

Tranche E Term Loan amendments

(a)   Section 1.01 of the Credit Agreement is hereby amended by:

            (i) deleting the definition of "Applicable Margin" and substituting the following therefor:

            "'Applicable Margin' means, (i) with respect to any Tranche B Term Loan, the applicable Tranche B Rate, or (ii) with respect to a Revolving Loan, a Tranche A Term Loan, a Tranche C Term Loan, a Tranche D Term Loan or a Tranche E Term Loan, the applicable rate per annum for a Revolving Loan, a Tranche A Term Loan, a Tranche C Term Loan, a Tranche D Term Loan or a Tranche E Term Loan based upon the Leverage Ratio as of the most recent determination date as set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be; provided, however, that unless Consolidated EBITDA for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 is positive, the "Applicable Margin" for purposes of clause (ii) shall be the applicable rate per annum set forth below in Category 1:


           ------------------------------------------------------------------------------
                                                  ABR                 Eurodollar
                Leverage Ratio:                  Spread                 Spread
           ------------------------------------------------------------------------------
                  Category 1

           Not Applicable                        1.250%                2.250%
           ------------------------------------------------------------------------------
                  Category 2

           Greater than or equal to
           10.0 to 1.00                          1.000%                2.000%
           ------------------------------------------------------------------------------
                  Category 3

           Greater than or equal to
           9.0 to 1.00 but less
           than 10.0 to 1.00                     0.875%                1.875%
           ------------------------------------------------------------------------------
                  Category 4

           Greater than or equal to
           8.0 to 1.00 but less
           than 9.0 to 1.00                      0.750%                1.750%
           ------------------------------------------------------------------------------


           ------------------------------------------------------------------------------
                                                  ABR                 Eurodollar
                Leverage Ratio:                  Spread                 Spread
           ------------------------------------------------------------------------------
                  Category 5

           Greater than or equal to
           6.0 to 1.00 but less
           than 8.0 to 1.00                      0.500%                1.500%
           ------------------------------------------------------------------------------
                  Category 6

           Greater than or equal to
           5.0 to 1.00 but less
           than 6.0 to 1.00                      0.250%                1.250%
           ------------------------------------------------------------------------------
                  Category 7

           Less than 5.0 to 1.00                    --                 1.000%
           ------------------------------------------------------------------------------

                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered."

            (ii) deleting the definition of "Applicable Rate" and substituting the following therefor:

            "'Applicable Rate' means with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below based upon the Leverage Ratio as of the most recent determination date; provided, however, that unless Consolidated EBITDA for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 is positive, the Applicable Rate shall be the applicable rate per annum set forth below in Category 1:


                  --------------------------------------------------------------------
                                                                 Commitment
                          Leverage Ratio:                         Fee Rate
                  --------------------------------------------------------------------
                           Category 1

                   Not Applicable                                   0.50%
                  --------------------------------------------------------------------
                           Category 2

                   Greater than or equal to 10.0 to 1               0.50%
                  --------------------------------------------------------------------
                           Category 3

                   Less than 10.0 to 1                             0.375%
                  --------------------------------------------------------------------

                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered."

            (iii) deleting the definition of "Class" and substituting the following therefor:

                  "'Class', when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans, if any, or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment, Tranche D

            Commitment, Tranche E Commitment or Incremental Commitment, if any."

            (iv) deleting the definition of "Commitment" and substituting the following therefor:

                  "'Commitment' means a Revolving Commitment, Tranche A
            Commitment, Tranche B Commitment, Tranche C Commitment, Tranche D Commitment, Tranche E Commitment or Incremental Commitment, if any, or any combination thereof (as the context requires)."

            (v) deleting the definition of "Revolving Loan" and substituting the following therefor:

                  "'Revolving Loan' means a Loan made pursuant to clause (f) of
            Section 2.01."

            (vi) deleting the definition of "Term Loans" and substituting the following therefor:

                  "'Term Loans' means Tranche A Term Loans, Tranche B Term
            Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans and Incremental Term Loans."

            (vii) adding the following definitions in their appropriate alphabetical order:

                  "'Tranche E Availability Period' means the period from and including the Tranche E Effective Date to but excluding the earlier of February 28, 2003 and the date of termination of the Tranche E Commitments."

                  "'Tranche E Commitment' means with respect to each Lender, the commitment, if any, of such Lender to make Tranche E Loans hereunder, expressed as an amount representing the maximum principal amount of Tranche E Term Loans hereunder, as such commitment may be
            (a) reduced pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche E Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche E Commitment. The initial aggregate amount of the Lenders' Tranche E Commitment is $100,000,000."

                  "'Tranche E Effective Date' means the date on which the
            conditions specified in Section 5 of the Second Amendment are satisfied (or waived)."

                  "'Tranche E Execution Date' means February [ ], 2002, the date of execution of the second amendment (the "Second Amendment") to this Agreement."

                  "'Tranche E Lender' means a Lender with a Tranche E Commitment or an outstanding Tranche E Term Loan."

                  "'Tranche E Maturity Date' means May 4, 2006."

                  "'Tranche E Term Loan' means a loan made pursuant to clause
            (e) of Section 2.01."

            (b) Section 2.01 of the Credit Agreement is hereby amended by deleting "and (e)" therefrom and substituting the following therefor:

                  ", (e) to make Tranche E Term Loans to the Borrower during the
            Tranche E Availability Period in an aggregate principal amount not exceeding its Tranche E Commitment and (f)"

            (c) Section 2.02(d) is hereby amended by deleting "or the Tranche D Maturity Date" therefrom and inserting therefor the following:

                  ", Tranche D Maturity Date or the Tranche E Maturity Date"

            (d) Clause (i) of Section 2.03 of the Credit Agreement is hereby amended by deleting therefrom "or Tranche D Term Borrowing" and substituting therefor the following:

                  ", Tranche D Term Borrowing or Tranche E Term Borrowing"

            (e) Section 2.06(a) of the Credit Agreement is hereby amended by deleting "and (v)" therefrom and substituting therefor the following:

                  ", (v) the Tranche E Commitments shall terminate at 5:00 p.m.
            New York City time, on the last day of the Tranche E Availability Period and (vi)"

            (f) Section 2.08 is hereby deleted in its entirety and the following substituted therefor:

                        "SECTION 2.08. Automatic Revolving Commitment
                  Reductions; Amortization of Term Loans. (a) The aggregate amount of the Lenders' Revolving Commitments shall automatically and permanently reduce in eight consecutive quarterly reductions occurring on August 4, 2004, and on each successive date thereafter which is three months after the preceding reduction date, in the aggregate amount set forth below for each reduction:

                                  Reduction                Amount
                                  ---------                ------
                                     1-2                   $ 5,000,000

                                     3-6                   $10,000,000

                                     7-8                   $25,000,000

                        (b) Subject to adjustment pursuant to paragraph (f) of
                  this Section, the Borrower shall repay each of the Tranche A Term Loans, the Tranche C Term Loans and Tranche D Term Loans in 18 consecutive quarterly installments, payable on February 4, 2002, and on each successive date thereafter which is three months after the preceding installment date, in the aggregate amount set forth below for each installment:

                           Tranche A                   Tranche C                 Tranche D
Installment                  Amount                      Amount                    Amount
-----------               ----------                   ---------                 ---------
    1-4                   $ 4,375,000                 $ 4,375,000               $ 3,750,000

    5-8                   $ 6,562,500                 $ 6,562,500               $ 5,625,000

    9-12                  $ 8,750,000                 $ 8,750,000               $ 7,500,000

   13-16                  $10,937,500                 $10,937,500               $ 9,375,000

   17-18                  $26,250,000                 $26,250,000               $22,500,000

                        (c) Subject to adjustment pursuant to paragraph (f) of
                  this Section, the Borrower shall repay each of the Tranche B Term Loans in 21 consecutive quarterly installments, payable on February 4, 2002, and on each successive date thereafter which is three months after the preceding installment date, in the aggregate amount set forth below for each installment:

                                                        Tranche B
                  Installment                             Amount
                  -----------                         --------------
                      1-4                             $    375,000

                      5-8                             $    375,000

                      9-12                            $    375,000

                     13-16                            $    375,000

                     17-20                            $  7,500,000

                       21                             $114,000,000

                        (d) Subject to adjustment pursuant to paragraph (f) of
                  this Section, the Borrower shall repay each of the Tranche E Term Loans in 12 consecutive quarterly installments, payable on August 4, 2003, and on each successive date thereafter which is three months after the preceding installment date, in the aggregate amount set forth below for each installment:


                  Installment                        Tranche E Amount
                  -----------                        ----------------
                      1-4                               $ 6,250,000

                      5-8                               $ 8,750,000

                     9-12                               $10,000,000


                        (e) To the extent not previously paid, (i) all Tranche A
                  Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, (iii) all Tranche C Term Loans shall be due and payable on the Tranche C Maturity Date, (iv) all Tranche D Term Loans shall be due and payable on the Tranche D Maturity Date and (v) all Tranche E Term Loans shall be due and payable on the Tranche E Maturity Date.

                        (f) If the initial aggregate amount of the Lenders' Term
                  Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made during the Tranche A Availability Period, the Tranche B Availability Period, the Tranche C Availability Period, the Tranche D Availability Period or the Tranche E Availability Period, as the case may be, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably.

                        (g) Prior to any repayment of any Term Borrowings of any
                  Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Term Borrowings of any Class shall be applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid."

                  (g) Section 2.09 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                        "SECTION 2.09. Prepayment of Loans. (a) The Borrower
                  shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                        (b) In the event and on each occasion that any Net
                  Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, immediately after such Net Proceeds are received, the Borrower shall prepay Term Borrowings (to be applied ratably among the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans, the Tranche D Term Loans, the Tranche E Term Loans and the Incremental Term Loans, if any, based on their then respective amounts) equal to 100% of such Net Proceeds.

                        (c) Following the end of the fiscal year of the Borrower
                  ending December 31, 2001 and following the end of each subsequent fiscal year, the Borrower shall prepay Term Borrowings (to be applied ratably among the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans, the Tranche D Term

                  Loans, the Tranche E Term Loans and the Incremental Term Loans, if any, based on their then respective amounts) equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 105 days after the end of such fiscal year).

                        (d) Prior to any optional or mandatory prepayment of
                  Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Tranche A Term Borrowings, Tranche B Term Borrowings, Tranche C Term Borrowings, Tranche D Term Borrowings, Tranche E Term Borrowings and Incremental Term Borrowings, if any, pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the Net Proceeds or Excess Cash Flow that would have been applied to prepay Tranche B Term Loans but were so declined shall be applied to prepay Tranche A Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans and Incremental Term Loans, if any, on a pro rata basis based on their then respective amounts.

                        (e) The amount of any optional or mandatory prepayments
                  allocated to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans and Incremental Term Loans, if any, shall be applied pro rata to reduce the principal amount of the then remaining amortization installments applicable to such Loans set forth in Section
                  2.08. The amount of any optional commitment reductions allocated to the Revolving Loans shall be applied pro rata to reduce the principal amount of the then remaining reductions applicable to such Commitments set forth in Section 2.08. Any reduction of the Revolving Commitments shall be accompanied by prepayment of Revolving Loans to the extent the aggregate amount of such loans outstanding exceeds the total amount of the Revolving Commitments as so reduced.

                        (f) The Borrower shall notify the Administrative Agent
                  (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing for which the Tranche B Lenders may make the election described in the proviso to the second sentence of
                  Section 2.09(d), not later than 11:00 a.m., New York City time, on the Business Day before the date of prepayment and, for all other ABR Borrowings, not later than 11:00 a.m., New York City time, on the date of prepayment, and (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment, or such other time as may be agreed by the Borrower and the Swingline Lender. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11."

                  (h) Section 2.10(a) is hereby amended by deleting Clause (iii) of the first sentence thereof and substituting the following therefor:

                        ", (iii) with respect to any Tranche D Commitment, from
                  and including the Second Amendment and Restatement Execution Date to but excluding the date on which such Commitment terminates and (iv) with respect to any Tranche E Commitment, from and including the Tranche E Execution Date to but excluding the date on which such Commitment terminates."

                  (i) Section 2.16(c) is hereby deleted in its entirety and the following substituted therefor:

                        "(c) If any Lender shall, by exercising any right of set
                  off or counterclaim or otherwise, obtain payment in respect of any Loan or participation in LC Disbursements as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans and participations in LC Disbursements and participations in Tranche A Term

                  Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements then outstanding as the principal amount of its Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements outstanding prior to such exercise of any right of setoff or counterclaim or other event was to the principal amount of all Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans, Incremental Term Loans (if any), Revolving Loans or participations in LC Disbursements outstanding prior to such exercise of any right of setoff or counterclaim or other event; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
                  (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation."